UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 1, 2007

HEARTLAND, INC.
(Exact name of registrant as specified in charter)

Maryland	000-27045	36-4286069
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

124 Brooklyn Street
Cumberland Gap, Tennessee 37724
 (Address of principal executive offices) (Zip Code)

P.O. Box 4320
Harrogate, Tennessee 37752
 (Mailing address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 423-526-7030

Copies to:
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

              On December 31, 2004, Heartland, Inc. (the “Company”) acquired 100% of Karkela Construction, Inc. (“Karkela”) in consideration of $100,000 in cash at closing, a short term promissory note payable of $50,000, a promissory note for $1,305,000 payable on or before March 31, 2005 (the “Note”) and 500,000 restricted newly issued shares of the Company’s common stock.  The Note was secured by the assets of Karkela including 100% of the equity interest of Karkela.

               In connection with the Company’s default under the terms of the Note, in August 2007, the Company corresponded with the former owner of Karkela (“Former Owner”) in an attempt to restructure the payment terms of the Note.  The Former Owner advised that he intended to foreclose on the security interest securing the obligation of the Note.  As the Company has no other alternative and had no further desire to maintain Karkela as a subsidiary of the Company, on November 1, 2007, the Company has elected to discontinue efforts with respect to Karkela and forfeit the security interest pledged in connection with the Note.  As a result, Karkela is no longer a subsidiary of the Company.

Item 9.01               Financial Statements and Exhibits

(a)           Financial Information of Business Acquired

Not applicable.

(b)           Proforma Financial Information

To be provided by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

Date: November 2, 2007                                     By:/s/Terry Lee
Name: Terry Lee
Title: Chief Executive Officer